EXHIBIT 23.1

CONSENT OF MAULDIN & JENKINS, LLC

We hereby consent to the incorporation by reference in Registration Statement No. 333-84296 of First Georgia Community Corp. on Form S-8 of our report dated February 6, 2003, included in this Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ MAULDIN & JENKINS, LLC
March 24, 2003

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